UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2012
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Asset Acquisition Agreement

S&W Seed Company (the "Company"), together with Imperial Valley Seeds, Inc., a California corporation ("IVS"), Glen Bornt, Fred Fabre and The Bornt Family Trust, a trust organized under the laws of California, entered into an Acquisition Agreement on September 28, 2012 (the "Acquisition Agreement"). The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Subordinated Promissory Note

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Employment Agreement

As a condition of the closing of the transaction contemplated by the Acquisition Agreement, on October 1, 2012, the Company and Fred Fabre, the President of IVS, entered into a five-year employment agreement under the terms of which Mr. Fabre was designated the Company's Vice President of Sales and Marketing. No later than 90 days before the end of the five-year term, the parties will discuss whether and under what circumstances the agreement will be renewed.

Under the terms of the employment agreement, Mr. Fabre will be paid an annual salary of $150,000. He also will be eligible to receive bonus compensation from time to time in acknowledgment of his and the Company's achievements and efforts. Such bonuses, if any, will be in payable in the Compensation Committee's discretion. He also will be eligible to participate in the Company's equity incentive plans as in effect from time to time and will receive the package of benefits generally available to the Company's employees.

In the event Mr. Fabre's employment with the Company terminates for any reason, he will be entitled to be paid his unpaid base salary accrued up to the date of termination, expense reimbursements, accrued vacation, to receive the benefits or compensation due to him under the terms of any employee benefit and compensation agreements or plans and under which he has a vested right (including any right that vests in connection the termination of his employment), and rights to indemnification. The Employment Agreement contains no additional severance provisions.

The Employment Agreement also provides customary non-disclosure and trade secrets protection.

The foregoing description is not intended to be a complete summary of the terms and conditions of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 1, 2012, the Company purchased substantially all of the assets of IVS pursuant to the Acquisition Agreement entered into on September 28, 2012. IVS conducts an alfalfa supply and marketing support business under the name Imperial Valley Seeds (the "IVS Business").

Pursuant to the Acquisition Agreement, the Company acquired substantially all of the assets, properties and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the IVS Business by IVS or any IVS affiliate as the same shall exist on the date of closing, including all of the assets and goodwill shown on the IVS balance sheet and not disposed of in the ordinary course of business, and all assets of the IVS Business thereafter acquired by IVS (the "IVS Assets"), other than assets expressly excluded in the Acquisition Agreement. Without limiting the generality of the foregoing, the Company acquired the following IVS Assets:

(a)	All personal property and interest therein, including equipment, furniture, office equipment, communications equipment;

(b)	All rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments;

(c)	All prepaid expenses relating to the operation of the IVS Business;

(d)

All rights, claims, credits, causes of action or rights of set-off against third parties relating to the IVS Assets, including (without limitation) un-liquidated rights under manufacturers' and vendors' warranties;

(e)	All transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the IVS Business;

(f)	All Intellectual Property and other rights to the following seed varieties: La Jolla, Catalina and Saltana and all other brands and labels of IVS;

(g)

All books, records, files and papers, whether in hard copy or computer format, used in the IVS Business, including (without limitation) sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, and any information relating to Taxes imposed on the IVS Assets; and

(h)	All goodwill associated with the IVS Business or the IVS Assets, together with the right to represent to third parties that SW is the successor to the IVS Business.

The "excluded assets" included cash on hand, all accounts and other receivables of IVS, all inventory of the IVS Business and all minute books and ownership records of IV and any IVS Assets sold or other disposed of in the ordinary course of the operation of the IVS Business between execution and closing.

The Company will not acquire or assume any IVS liabilities.

Pursuant to the Acquisition Agreement, the Company paid cash in the amount of $3,000,000, issued a five-year unsecured, subordinated promissory note in the principal amount of $500,000, issued 400,000 shares of its unregistered common stock, valued at $2,432,000 and will pay $250,000 over a five-year period for a non-competition agreement, for total consideration of $6,182,000. The shares to be issued pursuant to the Acquisition Agreement included piggyback registration rights in the event the Company subsequently files a registration statement on which it is permissible to include selling stockholder shares for resale, which registration rights will be effective until such time as the shares may be freely sold without restriction. The non-compete portion of the consideration will be paid in five annual installments of $50,000 to Mr. Fabre.

The Acquisition Agreement includes customary representations, warranties and covenants. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.

The foregoing description is not intended to be a complete summary of the terms and conditions of the Acquisition Agreement and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2012, S&W Seed Company issued a five-year subordinated promissory note to Imperial Valley Seeds, Inc. in the principal amount of $500,000 (the "Note"), with a maturity date of October 1, 2017 (the "Maturity Date"). The Note will accrue interest at a rate per annum equal to one-month LIBOR at Closing plus 2%. Interest will be payable in five annual installments, in arrears, commencing on October 1, 2013, and on each succeeding anniversary thereof (i.e., October 1,2014, October 1, 2015, and October 1, 2016) through and including the Maturity Date (each, a "Payment Date"), and on the Maturity Date, whether by acceleration or otherwise. Amortizing payments of the principal of $100,000 will also be made on each Payment Date, with any remaining outstanding principal and accrued interest payable on the Maturity Date. The Company has the right to prepay the Note, in whole or in part at any time. The Note will be cancelled and the Company released from any and all liabilities hereunder if, at any time prior to the Maturity Date, either (a) Fred Fabre terminates his employment with the Company or an affiliate thereof (excluding (i) a termination that the Company and Mr. Fabre agree is due to a physical or mental disability that would prevent the performance of Mr. Fabre's duties and (ii) termination upon Mr. Fabre's death) or (b) the Company or an affiliate thereof terminates the employment of Mr. Fabre "for cause" pursuant the Employment Agreement described in Item 1.01 above.

"Event of Default" means the occurrence of any of the following: the Company (a) fails to pay principal or interest due on the Note, if not cured within 10 days; (b) (i) applies for, consents to or suffers to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of creditors, (iii) commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) is adjudicated a bankrupt or insolvent, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (vi) acquiesces to, without challenge within 10 days of the filing thereof, or failure to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; (c) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business. In the Event of Default, IVS will have the option to demand payment in full of all obligations owing under the Note. The Company further agrees to pay all reasonable attorneys' fees and expenses incurred in connection with any legal proceedings brought by IVS to collect any amounts not paid when due.

The Note is unsecured and subordinated and made junior in all respects to the payment in full of all principal, all interest accrued on and all other amounts due on any and all senior indebtedness of the Company, defined to mean all indebtedness owed by or incurred by the Company, from time to time, under any credit or similar facility with any financial institution, bank or other lender.

The foregoing description is not intended to be a complete summary of the terms and conditions of the Subordinated Promissory Note and is qualified in its entirety by reference to the Subordinated Promissory Agreement, a copy of which is filed as Exhibit 10.3 hereto.

Item 3.02.    Unregistered Sales of Equity Securities.

On October 1, 2012, the Company issued 400,000 unregistered shares of its common stock to IVS as partial consideration for the purchase of the IVS Assets as disclosed in Item 2.01, above. The shares component of the consideration is valued at $2,432,000, or $6.08 per share. No commissions or other payments were made to third parties in connection with this transaction. The shares included piggyback registration rights in the event the Company subsequently files a registration statement on which it is permissible to include selling stockholder shares for resale, which registration rights will be effective until such time as the shares may be freely sold without restriction.

The Company issued the common stock in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(2) thereof relating to sales by an issuer not involving any public offering. The Section 4(2) exemption was predicated on the fact that the sale was made to one sophisticated, accredited investor who was familiar with the Company's business and who had access to business and financial information about the Company.

Item 8.01.    Other Events.

IVS-IVM Supply Agreement

Among the assets acquired by the Company on October 1, 2012 was a 15-year Supply Agreement dated as of October 1, 2012 by and between IVS and Imperial Valley Milling Co., a

California corporation ("IVM") (the "Supply Agreement"). IVM conducts an alfalfa and other seed sourcing, cleaning and supply business and historically, approximately 90% of the seed that IVM processes has been sold by IVS. Under the terms of the Supply Agreement, the presumption of IVS and IVM is that the entire certified and uncertified alfalfa seed ("Seed") production of IVM will be offered and sold to IVS, and IVS will sell IVM's entire output from any and all sources in quantities and at prices provided in the Supply Agreement. IVS will not, however, be required to purchase Seed if it declines to do so, but instead, IVS will have an exclusive option to purchase Seed at agreed upon prices. In the event IVS does so decline, IVM will have the right to sell the Seed to other purchasers solely for distribution and end use within the United States, at prices no less than the IVS prices.

The Supply Agreement also provides that IVS will provide annual forecasts of its anticipated requirements for Bermuda grass seed. IVM will use its best efforts to source a sufficient supply of Bermuda grass seed and to meet IVS' forecasted requirements therefor at prices set forth in the Supply Agreement.

The Supply Agreement further provides that IVS agrees to purchase from IVM, and IVM agrees to sell to IVS, all of its requirements for seed coating services for up to 4 million pounds per annum of Seed and Bermuda grass seed sourced by IVS from the Imperial Valley at an agreed upon fixed price per pound.

The Supply Agreement also contains a right of first refusal. In the event IVM, any shareholder or owner of IVM receives a bona fide written offer that it or he is willing to accept for the assignment, sale, transfer or other disposal of all or any portion of its or his interest in IVM or the assets of IVM, IVS will be entitled to notice thereof and will have a right of first refusal to purchase the assets or other interest being transferred on substantially the same the terms and subject to the conditions in the notice, subject to certain exceptions regarding terms that would be impracticable for IVS to satisfy, particularly with respect to the original consideration being non-cash assets or securities of the original offeror.

As a result of the consummation of the purchase of the IVS Assets, the Company is now the holder of IVS' rights described in the Supply Agreement.

Appointment of Fred Fabre as Vice President of Sales and Marketing

As disclosed in Item 1.01 above, in connection with the consummation of the purchase of the IVS Assets, the Company has appointed Fred Fabre as its Vice President of Sales and Marketing under a five year employment agreement. Mr. Fabre is a veteran in the seed industry and brings a wealth of knowledge and relationships to the combined companies. Mr. Fabre began his career in the seed industry in 1979 as an employee of Cal/West Seeds, subsequently serving Cal/West as Distribution Manager, Quality Control Manager and finally serving as assistant vice president for International Sales. He co-founded Imperial Valley Seeds in 1999 as the independent foreign distribution arm of Imperial Valley Milling.

Press Release

On October 1, 2012, the Company issued a press release entitled "S&W Acquires Imperial Valley Seeds." The text of the press release is furnished as Exhibit 99.1 hereto. The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Registrant's filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Financial statements of IVS have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than December 14, 2012.

(b)    Pro Forma Financial Information.

Pro forma financial information has not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than December 14, 2012.

(d)    Exhibits.

Exhibit	Description
2.1	Asset Acquisition Agreement dated September 28, 2012 by and among the Registrant and Imperial Valley Seeds, Inc., Glen Bornt, Fred Fabre and The Bornt Family Trust
10.1	Assignment and Assumption Agreement, dated October 1, 2012 by and between the Registrant and Imperial Valley Seeds, Inc.
10.2	Employment Agreement dated October 1, 2012 by and between the Registrant and Fred Fabre
10.3	Subordinated Promissory Note dated October 1, 2012 issued to Imperial Valley Seeds, Inc.
10.4	Supply Agreement dated October 1, 2012 by and between Imperial Valley Seeds, Inc. and Imperial Valley Milling Co., acquired by the Registrant in the IVS Asset Acquisition (1)
99.1	Press Release of S&W Seed Company dated October 1, 2012 (2)

(1) To be filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

(2) This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President Finance and Chief Financial Officer

Date: October 2, 2012